EXHIBIT 99.1

Clearfield Reports First Quarter Fiscal 2025 Results

  Revenue of $35.5 million consistent with expectations and narrower net loss per share of $(0.13), with revenue for the Clearfield segment up 6% year-over-year
  Generated increased revenue from connected homes products, highlighting continued progress toward becoming a comprehensive portfolio supplier
  Experienced strong quoting activity and initiation of new multi-year projects from customers
  Share buy-backs totaled $6.2 million with $18.7 million remaining available for future repurchases and cash flow from operations amounted to approximately $7.2 million

MINNEAPOLIS, Feb. 06, 2025 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity, reported results for the fiscal first quarter 2025.

Fiscal Q1 2025 Financial Summary
(in millions except per share data and percentages)	Q1 2025	vs. Q1 2024	Change	Change (%)
Net Sales	$35.5	$34.2	$1.2	4%

Gross Profit ($)	$8.2	$4.7	$3.5	74%
Gross Profit (%)	23.1%	13.7%	9.3%	68%

Loss from Operations	$(4.0)	$(8.2)	$4.2	-51%
Income Tax Benefit	$(0.4)	$(1.0)	$0.5	-55%

Net Loss	$(1.9)	$(5.3)	$3.4	-64%
Net Loss per Diluted Share	$(0.13)	$(0.35)	$0.22	-63%

Management Commentary

“We are pleased with our consistent performance this past quarter as we generated increased revenue from products for connected homes, highlighting our continued progress toward becoming a comprehensive portfolio supplier for our customers,” said Company President and Chief Executive Officer, Cheri Beranek. “We’re encouraged by the strong quoting activity from new and existing customers, as well as the initiation of new multi-year projects beyond connected homes and government-funded initiatives. This underscores that the strength of our business is driven by demand and reflects the success of our ongoing efforts to strengthen customer relationships, along with the deployment efficiencies and labor savings provided by our products.”

“Our stronger bottom-line performance and continued gross margin improvements were primarily driven by lower excess inventory reserve costs, resulting from improved utilization and recoveries of previously reserved inventory, and the impact of our cost management efforts that reduced SG&A spend,” said Chief Financial Officer Dan Herzog. “We believe that the inventory overhang within our primary market, Community Broadband, has predominantly cleared. We anticipate Clearfield segment revenue growth to be in line with or above industry forecasts of 12.5% for fiscal 2025. Based upon these trends, we are reiterating our annual revenue outlook and anticipate both year-over-year and sequential improvements in second fiscal quarter revenue and profitability.”

Financial Results for the Three Months Ended December 31, 2024

Net sales for the first quarter of fiscal 2025 increased 4% to $35.5 million from $34.2 million in the same year-ago quarter.

As of December 31, 2024, order backlog (defined as purchase orders received but not yet fulfilled) was $26.0 million, an increase of $0.9 million, or 3.6%, compared to $25.1 million as of September 30, 2024, and a decrease of $17.4 million, or 40.1%, from December 31, 2023.

Gross margin for the first quarter of fiscal 2025 was 23.1%, compared to 13.7% in the first quarter of fiscal 2024. The increase in gross margin from the year ago quarter was mainly due to $2.3 million in lower excess inventory charges due to better utilization in the quarter.

Operating expenses for the first quarter of fiscal 2025 decreased 5.5% to $12.2 million, or 34.3% of net sales, from $12.9 million, or 37.6% of net sales, in the same year-ago quarter.

Net loss for the first quarter of fiscal 2025 totaled $1.9 million, or ($0.13) per diluted share, compared to net loss of $5.3 million, or ($0.35) per diluted share, in the same year-ago quarter. In the quarter, the Company repurchased approximately $6.2 million in shares under its Share Repurchase Program. There is approximately $18.7 million remaining for future repurchases as of December 31, 2024.

Outlook
The Company maintains its annual revenue guidance for fiscal 2025 of $170 million to $185 million. Clearfield expects net sales for the second quarter of fiscal 2025 to be in the range of $37 million to $40 million and net loss per share for the second quarter of fiscal 2025 to be in the range of $(0.16) to $(0.21). This loss per share range is based on the number of shares outstanding at the end of the first quarter and does not reflect potential share repurchases completed in the second quarter.

Due to the uncertainty of the evolving tariff situation, the Company’s full-year and second fiscal quarter guidance does not yet account for any potential impact tariffs may have on its business operations.

Clearfield’s Mexican and U.S. manufacturing sites were strategically designed to provide redundancy, cost optimization, and dual sourcing capabilities, and its product lines are BABA compliant, offering a Build American/Buy American alternative. While potential tariff-related cost increases cannot be fully eliminated, we believe Clearfield’s experience managing past tariff impacts enables the Company to respond quickly and mitigate cost increases whenever possible.

Additionally, our Asian sourcing program, in place for over a decade, is supported by reliable suppliers expanding into non-Chinese locations. The tariff on Chinese goods that went into effect on February 4, 2025, adds to existing tariffs imposed in recent years. Given the fluid and uncertain nature of the situation, our priority remains maintaining the strong partnerships and relationships built with our suppliers and customers and optimizing this supply chain to reduce the impact whenever possible.

Conference Call
Management will hold a conference call today, February 6, 2025, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) to discuss these results and provide an update on business conditions.

Clearfield’s President and Chief Executive Officer, Cheri Beranek, and Chief Financial Officer, Dan Herzog, will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-877-407-0792
International dial-in: 1-201-689-8263
Conference ID: 13751115

The live webcast of the call can be accessed at the Clearfield Investor Relations website along with the company's earnings press release and presentation.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through February 20, 2025, while an archived version of the webcast will be available on the Investor Relations website for 90 days.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 13751115

About Clearfield, Inc.
Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery products for communications networks. Our “fiber to anywhere” platform serves the unique requirements of leading incumbent local exchange carriers (traditional carriers), competitive local exchange carriers (alternative carriers), and MSO/cable TV companies, while also catering to the broadband needs of the utility/municipality, enterprise, and data center markets. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information
Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, expected customer ordering patterns and future supply agreements with customers, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, compliance with Build America Buy America (BABA) Act requirements, future availability of labor impacting our customers’ network builds, the impact of the Broadband Equity, Access, and Deployment (BEAD) Program, Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to match capacity to meet demand, expansion into new markets and trends in and growth of the FTTx markets, market segments or customer purchases and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: our business is dependent on interdependent management information systems; inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; we have exposure to movements in foreign currency exchange rates; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; growth may strain our business infrastructure, which could adversely affect our operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, result in increased expense, and potentially lead to legal proceedings; natural disasters, extreme weather conditions or other catastrophic events could negatively affect our business, financial condition, and operating results; pandemics and other health crises could have a material adverse effect on our business, financial condition, and operating results; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; expectations relating to environmental, social and governance matters may increase our cost of doing business and expose us to reputational harm and potential liability; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; our stock price has been volatile historically and may continue to be volatile - the price of our common stock may fluctuate significantly; anti-takeover provisions in our organizational documents, Minnesota law and other agreements could prevent or delay a change in control of our Company; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2024 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE DATA)
	Three Months Ended	Three Months Ended
	December 31,	December 31,
	2024	2023

Net sales	$35,476	$34,230

Cost of sales	27,294	29,533

Gross profit	8,182	4,697

Operating expenses
Selling, general and administrative	12,158	12,859
Loss from operations	(3,976)	(8,162)

Net investment income	1,744	2,069
Interest expense	(100)	(126)

Loss before income taxes	(2,332)	(6,219)

Income tax benefit	(426)	(951)
Net loss	$(1,906)	$(5,268)

Net loss per share Basic	$(0.13)	$(0.35)
Net loss per share Diluted	$(0.13)	$(0.35)

Weighted average shares outstanding:
Basic	14,213,025	15,212,945
Diluted	14,213,025	15,212,945

CLEARFIELD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
	December 31, 2024 (Unaudited)	September 30, 2024
Assets
Current Assets
Cash and cash equivalents	$30,453	$16,167
Short-term investments	82,561	114,825
Accounts receivables, net	14,064	21,309
Inventories, net	59,224	66,766
Other current assets	11,609	10,528
Total current assets	197,911	229,595

Property, plant and equipment, net	23,717	23,953

Other Assets
Long-term investments	41,916	24,505
Goodwill	6,493	6,627
Intangible assets, net	6,103	6,343
Right-of-use lease assets	18,276	15,797
Deferred tax asset	6,622	6,135
Other	2,192	2,320
Total other assets	81,602	61,727
Total Assets	$303,230	$315,275

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of lease liability	$3,651	$3,357
Accounts payable	4,325	6,720
Accrued compensation	5,400	6,977
Accrued expenses	2,562	4,378
Factoring liability	2,790	2,920
Total current liabilities	18,728	24,352

Other Liabilities
Long-term debt, net of current maturities	2,072	2,228
Long-term portion of lease liability	14,995	12,771
Deferred tax liability	-	161
Total liabilities	35,795	39,512

Shareholders’ Equity
Preferred stock, $.01 par value; 500,000 shares; no shares
issued or outstanding	-	-
Common stock, authorized 50,000,000, $.01 par value;
14,131,537 and 14,229,107 shares issued and outstanding
as of December 31, 2024 and September 30, 2024, respectively	141	142
Additional paid-in capital	154,254	159,579
Accumulated other comprehensive (loss) income	(17)	1,079
Retained earnings	113,057	114,963
Total shareholders’ equity	267,435	275,763
Total Liabilities and Shareholders’ Equity	$303,230	$315,275

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)
	Three Months Ended	Three Months Ended
	December 31,	December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(1,906)	$(5,268)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,838	1,651
Amortization of discount on investments	(766)	(1,160)
Deferred taxes	(544)	(320)
Stock-based compensation	1,139	1,271
Changes in operating assets and liabilities, net of acquired amounts:
Accounts receivable	6,873	11,750
Inventories, net	6,871	4,169
Other assets	(1,027)	815
Accounts payable and accrued expenses	(5,328)	(2,108)
Net cash provided by operating activities	7,150	10,800

Cash flows from investing activities
Purchases of property, plant and equipment and intangible assets	(2,069)	(2,412)
Purchases of investments	(39,015)	(47,748)
Proceeds from sales and maturities of investments	54,476	51,068
Net cash provided by investing activities	13,392	908

Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	301	250
Repurchase of shares for payment of withholding taxes for vested restricted stock grants	(491)	(236)
Net borrowings and repayments of factoring liability	77	(2,972)
Repurchase of common stock	(6,275)	(12,184)
Net cash used in financing activities	(6,388)	(15,142)

Effect of exchange rates on cash	132	91
Increase (decrease) in cash and cash equivalents	14,286	(3,343)
Cash and cash equivalents, beginning of year	16,167	37,827
Cash and cash equivalents, end of year	$30,453	$34,484

Supplemental disclosures for cash flow information
Cash paid during the year for income taxes	$405	$61
Cash paid for interest	$58	$86
Right of use assets obtained through lease liabilities	$3,663	$-
Non-cash financing activities
Cashless exercise of stock options	$9	$-